EXHIBIT (r)
 CODE OF ETHICS OF THE FUND, BIA AND SIA


                         BOULDER TOTAL RETURN FUND, INC.
                       BOULDER GROWTH & INCOME FUND, INC.
                       BOULDER INVESTMENT ADVISERS, L.L.C.
                           STEWART INVESTMENT ADVISERS

                              AMENDED AND RESTATED

                                 CODE OF ETHICS

I.       Introduction

         A.       General Principles

                  This Code of Ethics ("Code") establishes rules of conduct for "Covered Persons" (as defined herein) of the Boulder Total Return Fund, Inc. ("BTF"), Boulder Growth & Income Fund, Inc. (formerly known as USLIFE Income Fund, Inc.), ("BIF"), and collectively, the "Funds", Boulder Investment Advisers, L.L.C. and Stewart Investment Advisers (each an "Adviser" and together the "Advisers") and is designed to govern the personal securities activities of Covered Persons. In general, in connection with personal securities transactions, Covered Persons should (1) always place the interests of the Funds' shareholders first; (2) ensure that all personal securities transactions are conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of a Covered Person's position of trust and responsibility; and (3) not take inappropriate advantage of their positions.

         B.       Applicability

                  For purposes of this Code, "Covered Person" shall mean:

               1. Any officer or employee of the Funds or officer, employee or Director of any Adviser, or of any company in a control relationship to the Funds or any Adviser who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of securities by the Funds or whose functions relate to the making of any recommendation to the Funds regarding the purchase or sale of securities, or any natural person in a control relationship to the Funds or any Adviser who obtains information concerning recommendations made to the Funds with regard to the purchase or sale of a security (collectively, an "Advisory Person"), including the person or persons with the direct responsibility and authority to make investment decisions affecting the Fund (the "Portfolio Manager"); and

                  2.       Any Director of the Funds.

                  This Code shall not apply to any director, officer, or other person if such individual is required to comply with another organization's code of ethics which has been approved by the Board of Directors of the Fund pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

                  [Note: This code does not cover any Principal Underwriter and affiliated persons.]

II.      Restrictions on Activities

         A.       Blackout Periods

                    1. No Advisory Person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership (as defined in Attachment A to this Code) on a day during which the Funds have a pending "buy" or "sell" order in that same security until that order is executed or withdrawn.

                    2. No Portfolio Manager shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership (as defined in Attachment A to this Code) within (i) seven (7) calendar days before and one (1) calendar day after the Funds trade in that security with respect to Matching Transactions and (ii) seven (7) calendar days before and seven (7) calendar days after with respect to Non-Matching Transactions. The term "Matching Transaction" shall mean a buy-buy or sell-sell transaction where the Funds purchase and the Portfolio Manager purchases the same security or the Funds sell and the Portfolio Manager sells the same security. The term "Non-Matching Transaction" shall mean a buy-sell or sell-buy transaction where the Funds purchase and the Portfolio Manager sells the same security, or the Funds sell and the Portfolio Manager purchases the same security.

         B.       Interested Transactions

                  No Covered Person shall recommend any securities transactions by the Funds without having disclosed his or her interest, if any, in such securities or the issuer thereof, including without limitation:

                  a. any direct or indirect beneficial ownership (as defined in Attachment A to this Code) of any securities of such issuer;

                  b. any contemplated transaction by such person in such securities;

                  c.       any position with such issuer or its affiliates; and

                  d. any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

         C.       Initial Public Offerings

                  No Advisory Person shall acquire, directly or indirectly, beneficial ownership of any securities in an initial public offering without the prior approval of the Designated Supervisory Person (as hereinafter defined). Prior to granting any such approval, the Designated Supervisory Person will carefully review information provided by such Advisory Person on a Preclearance Approval Form (see Exhibit B) containing full details of the proposed transaction. The Designated Supervisory Person shall take into consideration, among other factors, whether the investment opportunity should be reserved for the Funds and their respective shareholders, whether the opportunity is being offered to the Advisory Person as a reward for prior business, or otherwise by virtue of his or her position with the Funds, and whether it would be reasonable to expect that the Advisory Person's future investment decisions for the Funds will continue to be based solely on the best interest of the Funds' respective shareholders. Purchases of initial public offerings of volatile securities which are difficult to obtain, such as certain common stocks, will ordinarily not be approved. In contrast, purchases of generally available initial public offerings of less volatile securities such as municipal bonds in which the Funds do not customarily invest would usually be approved.

         D.       Private Placements

                  No Advisory Person shall acquire, directly or indirectly, beneficial ownership of any securities in a private placement without the prior approval of the Designated Supervisory Person. Prior to granting any such approval, the Designated Supervisory Person will carefully review information provided by such Advisory Person on a Preclearance Approval Form (see Exhibit B) containing full details of the proposed transaction. The Designated Supervisory Person shall take into consideration, among other factors, whether the investment opportunity should be reserved for the Fund and its shareholders, whether the opportunity is being offered to the Advisory Person as a reward for prior business, or otherwise by virtue of his or her position with the Funds, and whether it would be reasonable to expect that the Advisory Person's future investment decisions for the Funds will continue to be based solely on the best interest of the Funds' respective shareholders. Advisory Persons who have acquired securities in a private placement shall disclose that investment (i) when they play a part in the Funds' subsequent consideration of an investment in the issuer, or (ii) otherwise prior to any investment by the Funds when such Advisory Person knows or should know of the Funds' planned investment. In such circumstances, the Funds' decision to purchase securities of the issuer will be subject to an independent review by Advisory Persons with no personal interest in the issuer.

         E.       Gifts

                  No Advisory Person shall receive any gift or other things of more than de minimis value i.e., totaling $250 in any 12-month period, from any person or entity that does business with or on behalf of the Funds, other than reasonable business-related meals or tickets to sporting events, theater or similar activities.

         F.       Service as a Director

                  No Advisory Person shall serve on the board of directors of any publicly traded company without prior authorization from a committee comprised of the Designated Supervisory Person and any one non-interested director (the "Compliance Committee") based upon a determination that such board service would be consistent with the interests of the Funds and their respective shareholders. If such service is authorized, the Advisory Person will be isolated from making investment decisions relating to such service through the implementation of appropriate "Chinese Wall" procedures established by the Compliance Committee.

III.     Exempt Transactions

         A. For purposes of this Code, the term "security" shall not include the following:

                  1. securities issued or guaranteed as to principal or interest by the Government of the United States or its instrumentalities;
                  2. bankers' acceptances; 3. bank certificates of deposit;
                  4. commercial paper and similar high quality short-term debt instruments, including repurchase agreements; and
                  5.       shares of registered open-end investment companies.

                  "Security" shall include options, futures contracts as well as "related securities," such as convertible securities and warrants.

         B. The prohibitions described in paragraph (A) of Article II shall not apply to:

                  1. Purchases or sales effected in any account over which the Covered Person has no direct or indirect influence or control;

                  2. Purchases or sales that are non-volitional on the part of the Covered Person;

                  3. Purchases that are part of an automatic dividend reinvestment plan;

                  4. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired; or

                  5. Subject to the advance approval by a Designated Supervisory Person (as defined below) purchases or sales which are only remotely potentially harmful to the Fund because such purchases or sales would be unlikely to affect a highly institutional market, or because such purchases or sales are clearly not related economically to the securities held, purchased or sold by the Fund.

IV.      Compliance Procedures

         A.       1.  Preclearance - Generally

                  Subject to paragraphs B (Reporting) and D (Certification of Compliance) below, a Covered Person may directly or indirectly acquire or dispose of beneficial ownership of a security (collectively referred to herein as a "Transaction"), including shares of the Funds, only if (1) such Transaction has been approved by the Supervisory Person designated by the Board of Directors of the Funds or, in the case of any other supervisory person employed by an Adviser, by such Adviser and approved by the Board of Directors of the Funds (the "Designated Supervisory Person"), (2) the approved Transaction is completed within a thirty (30) day period (or in the case of a Transaction in shares of the Funds, a seven (7) day period) after such approval is received and (3) the Designated Supervisory Person has not rescinded such approval prior to execution of the Transaction.

                  The term "Covered Person" applies to the Adviser, the Sub-Adviser, those persons identified in "Schedule ___", attached hereto and their immediate family members or "significant others", and all Horejsi Affiliates, as defined in the Policies and Procedures Manual of the Fund.

                  2. Rescission of Transaction. Notwithstanding a Covered Person's receiving the foregoing prior approval of a Transaction, such Covered Person may nonetheless be required to rescind any Transaction in any security in which the Funds have made a trade, if the Covered Person's Transaction is not effected within 48 hours of the pre-clearance and it occurs within seven (7) calendar days of the Funds' transaction in the same security or a related security. Such rescission may be required whether or not notice of the Funds' purchase or sale was given to the Covered Person.

                  3. Blanket Preclearances. The Designated Supervisory Person may from time to time issue blanket pre-clearances to any and all Covered Persons for specific securities or limited classes of securities if the stated policy of the Funds is to avoid such specific securities or limited classes of securities because they are inappropriate investments given the stated investment philosophy of the respective Fund (e.g., specific high-tech or dot-com stocks, common stock, including RICs and REITs, having a market-cap of less than $100 million, and/or RICs and REITs after the Fund has completed its buying program in such securities). Notwithstanding the grant of a blanket pre-clearance, such pre-clearance may be rescinded at any time by the Designated Supervisory Person and any Transactions with respect to a security that is the subject of a blanket pre-clearance may be subject to rescission under circumstances contemplated in paragraph (2) above (i.e., if a Transaction in the pre-cleared security occurs within 7 days of a transaction in the same security or a related security by the Funds).

                  Transactions for which pre-clearance has been given under Sections 1 and 3 above remain subject to the reporting requirements of this Code. Neither the Funds, nor the Supervisory Person shall be responsible for any loss or expense or other adverse consequences arising from a rescission of a Transaction for which pre-clearance had been given; and any gains on a rescinded Transaction shall be donated to a charity selected by the Adviser.

                  4. "De Minimus" Transactions. The pre-clearance requirements of this Code shall not apply to "de minimus" transactions, defined as any purchase or sale of a security by an Access Person who is not also buying or selling the same security or a related security for the Funds, and which:

                           a. Is issued by a company with a market
                           capitalization of at least $1 billion and has an average daily trading volume of at least 100,000 shares; and

                           b. Involves no more than 100 shares or units, regardless of the dollar amount of the transaction, or any number of shares or units having a value of no more than $5,000.

                  If, during any two consecutive calendar quarters, aggregate purchase or sale transactions by the Access Person in shares or units of the same issuer exceed 300 shares or units or a cumulative purchase value of $15,000, whichever is the last to occur, subsequent transactions in the issuer's securities shall no longer be regarded as "de minimus" transactions. Within three business days of the transaction which causes a limit of 300 shares or units or $15,000 to be exceeded, the Access Person shall notify the Designated Supervisory Person of the occurrence of the transaction. Transactions in the applicable issuer's securities during the next 12 months will be subject to the pre-clearance provisions of this Code. De minimus transactions remain subject to all provisions of this Code other than the pre-clearance requirements.

                  In order to facilitate the foregoing preclearance procedures:

                    1. A Trading Approval Form, attached as Exhibit A, must be completed and submitted to the Designated Supervisory Person prior to any decision to approve a transaction.

                    2. After reviewing the proposed trade and the level of potential investment interest on behalf of the Funds in the security in question, and the Funds' restricted lists, if any, the Designated Supervisory Person shall approve (or disapprove) a trading order as expeditiously as possible. The Designated Supervisory Person will generally approve transactions described below unless the security in question or a related security is on the Restricted List or the Designated Supervisory Person believes for any other reason that the Covered Person should not trade in such security at such time:

                           a.      Non-convertible fixed income securities rated
                                    at least "A";

                           b. Equity Securities of a class having a market capitalization in excess of $5 billion if the transaction in question and the aggregate amount of such Securities and any related Securities purchased and sold for the Covered Person in question during the preceding 60 days does not exceed (x) $10,000 or (y) 100 shares or (z) 1% of the trading volume in the shares over the previous 4 calendar weeks; and

                           c.       Municipal Securities.

                  3. In the absence of the Designated Supervisory Person, a Covered Person may submit his or her Trading Approval Form to a designee of the Designated Supervisory Person if the Designated Supervisory Person in his sole discretion wishes to appoint one. Trading approval for the Designated Supervisory Person must be obtained from a designated supervisory person for the Designated Supervisory Person.

                  4. In rendering approvals, the Designated Supervisory Person shall consider information contained in previously submitted Trading Approval Forms and any initial, quarterly and annual disclosure certifications previously submitted by the Covered Person, in order to generally consider that person's trading activities with a view to ensuring that all Covered Persons are complying with the spirit as well as the detailed requirements of this Code.

         B.       Reporting

                  1. Initial Holdings Reports. No later than 10 calendar days after the person becomes a Covered Person, the following information shall be submitted by each Covered Person to the Designated Compliance Person in an Initial Holdings Report in the form set forth as Exhibit C:

                           a. The title, number of shares and principal amount of each Covered Security in which the Covered Person had any direct or indirect beneficial ownership when the person became a Covered Person;

                           b. The name of any broker, dealer or bank with whom the Covered Person maintained an account in which any securities were held for the direct or indirect benefit of the Covered Person as of the date the person became a Covered Person; and

                           c. The date that the report is submitted by the Covered Person

                    2. Quarterly Transaction Reports. Every Covered Person must make a quarterly transaction report covering each non-exempt transaction by which the Covered Person acquires any direct or indirect beneficial ownership (as defined in Exhibit A to this Code) of a security, provided, however, that a Covered Person shall not be required to make a report with respect to any transaction effected for any account over which such person does not have any direct or indirect influence or control or which would duplicate information recorded pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940, as amended.

                           A Covered Person must submit the quarterly transaction report (see Exhibit D) to the Designated Supervisory Person no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. Each report must contain the following information:

                           a. The date of the transaction, the title, the interest rate and maturity date (if applicable) and the number of shares, and the principal amount of each security involved:

                           b. The nature of the transaction (i.e., purchase, sale or other acquisition or disposition);

                           c.       The price at which the transaction was
                                    effected;

                           d. The name of the broker, dealer or bank with or through whom the transaction was effected; and

                           e.       The date that the report is submitted.

                           With respect to any account established by a Covered Person during the quarter for the direct or indirect benefit of the Covered Person, the Covered Person shall report:

                           1. The name of the broker, dealer or bank with whom the Covered Person established the account;

                           2.       The date the account was established; and

                           3. The date that the report is submitted by the Covered Person.

                           Any broker or futures commission merchant through which a transaction is effected shall be directed by the Covered Person to supply to the Designated Supervisory Person, on a timely basis, duplicate confirmations and monthly brokerage statements for all securities accounts.

                  3. Annual Holdings Reports. Annually, the following information (which information must be current as of a date no more than 30 calendar days before the report is submitted):

                           a. The title, number of shares and principal amount of each Security in which the Covered Person had any direct or indirect beneficial ownership;

                           b. The name of any broker, dealer or bank with whom the Covered Person maintains an account in which any securities are held for the direct or indirect benefit of the Covered Person; and

                           c. The date that the report is submitted by the Covered Person.


                  4. Disclaiming Beneficial Ownership. Any report submitted to comply with the requirements of this
                           Section IV.B. may contain a statement that the report shall not be construed as an admission by the person making such report that such person has any direct or indirect beneficial ownership (as defined in Exhibit
                           A) in the securities to which the report relates.

         C. Non-Interested Directors and Covered Persons Not Affiliated with any of the Funds' Investment Advisers

                    1.   Any person  who is a Covered  Person by virtue of being
                         (i) a Director of the Funds, but who is not an "interested person" (as defined in the 1940 Act) of the Funds (an "Independent Director") shall be required to comply with Sections IV.A. (Preclearance) and Section IV.B.2. (Quarterly Transaction Reports) above, or (ii) an officer of the Funds, but is not an Advisory Person and is not an affiliate of any Adviser, shall be required to comply with Section IV.A. (Preclearance) above, with respect to a transaction only if such person, at the time of that transaction, knew, or in the ordinary course of fulfilling his or her official duties should have known, that during the 15-day period immediately preceding the date of the transaction by such person, the security such person purchased or sold is or was purchased or sold by the Funds or was being considered for purchase or sale by the Funds. In addition, Independent Directors are not required to submit the Initial Holdings Reports and Annual Holdings Reports required by Sections IV.B.1 and 3 above.

                    2.   Any person  who is a Covered  Person by virtue of being
                         (i) a Director of the Funds, but who is not an "interested person" (as defined in the 1940 Act) of the Funds (an "Independent Director") shall be required to comply with Sections IV.A. (Preclearance) and Section IV.B.2. (Quarterly Transaction Reports) above, or (ii) an officer of the Funds, but is not an Advisory Person and is not an affiliate of any Adviser, shall be required to comply with Section IV.A. (Preclearance) above, with respect to all purchases or sales of the Funds' shares at all times, and not just during the "blackout periods" described in Section II.A.

         D.       Certification of Compliance

                  Each Covered Person is required to certify annually that he or she has read and understood the Fund's' Code and recognizes that he or she is subject to such Code. Further, each Covered Person is required to certify annually that he or she has complied with all the requirements of the Code and that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

         E.       Review by the Board of Directors

                  No less frequently than annually, the Fund and each Adviser must furnish to the Funds' Board of Directors, and the Board of Directors must consider, a written report that:

                  1. Describes any issues arising under the Code or procedures since the last report to the Funds' Board of Directors, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

                  2. Certifies that the Funds and each Adviser have adopted procedures reasonably necessary to prevent Covered Persons from violating the Code.

                  The Board of Directors of the Funds, including a majority of Independent Directors, must approve any material changes to the Code no later than six months after adoption of the material change. The Board must base its approval of any material changes to the Code on a determination that the Code contains provisions reasonably necessary to prevent Covered Persons from engaging in any conduct prohibited under Rule 17j-1 under the 1940 Act and the Code.

                  Before approving any amendment to the Code, the Board must receive a certification from each Fund and each Adviser that it has adopted procedures reasonably necessary to prevent Covered Persons from violating the Code.

V.       Sanctions

         Upon discovering that a Covered Person has not complied with the requirements of this Code, the Designated Supervisory Person shall submit findings to the Board of Directors, or any Compliance Committee. The Board or Compliance Committee may impose on that Covered Person whatever sanctions it deems appropriate, including, among other things, disgorgement of profits, censure, suspension or termination of employment. Any significant sanction imposed shall be reported to the Board of Directors in accordance with Section IV.E. above.

VI.      Confidentiality

         All information obtained from any Covered Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder may be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization, and may otherwise be disclosed to the extent required by law or regulation.

VII.     Other Laws, Rules and Statements of Policy

         Nothing contained in this Code shall be interpreted as relieving any Covered Person from acting in accordance with the provision of any applicable law, rule, or regulation or any other statement of policy or procedures governing the conduct of such person adopted by the Funds.

VIII.    Further Information

         If any person has any questions with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction or transactions such person should consult the Designated Supervisory Person.


IX.      Records

         The Funds and each Adviser must maintain the following records:

         1. A copy of each Code of Ethics for the organization that is in effect, or any time within the past five years was in effect, must be maintained in an easily accessible place.

         2. A record of any violation of the Code, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal years in which the violation occurs.

         3. A copy of each report made by a Covered Person as required by the Code, including any information provided in lieu of the quarterly reports, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place.

         4. A record of all persons, currently or within the past five years, who are or were required to make reports, or who were responsible for reviewing these reports, must be maintained in an easily accessible place.

         5. A copy of each annual report to the Board of Directors must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

         6. The Funds or an Advisor, as applicable, must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by a Covered Person of IPOs or private placements, for at least five years after the end of the fiscal year in which the approval is granted.




Originally dated:  January 20, 1995
Approved as amended:  January 23, 1998
Approved as amended:  January 15, 1999
Approved as amended:  June 23, 2000
Approved as amended:  July ___, 2001
Approved as amended:  January 23, 2002
Approved as amended:  October 14, 2002

                                    Exhibit A

         The term "beneficial ownership" as used in the attached Code of Ethics (the "Code") is to be interpreted by reference to Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (the "Rule"), except that the determination of direct or indirect beneficial ownership for purposes of the Code must be made with respect to all securities that a Covered Person has or acquires. Under the Rule, a person is generally deemed to have beneficial ownership of securities if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities.

         The term "pecuniary interest" in particular securities is generally defined in the Rule to mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities. A person is refutably deemed to have an "indirect pecuniary interest" within the meaning of the Rule in any securities held by members of the person's immediate family sharing the same household, the term "immediate family" including any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, as well as adoptive relationships. Under the Rule, an indirect pecuniary interest also includes, among other things: a general partner's proportionate interest in the portfolio securities held by a general or limited partnership; a performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; a person's right to dividends that is separated or separable from the underlying securities; a person's interest in securities held by certain trusts; and a person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable, the term "derivative security" being generally defined as any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to an equity security, or similar securities with, or value derived from, the value of an equity security. For purposes of the Rule, a person who is a shareholder of a corporation or similar entity is not deemed to have a pecuniary interest in portfolio securities held by the corporation or entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation's or the entity portfolio.

                                                                       Exhibit B

                         BOULDER TOTAL RETURN FUND, INC.
                       BOULDER GROWTH & INCOME FUND, INC.

                       PRE-CLEARANCE TRADING APPROVAL FORM

I, ___________________________________________________ (name), am a Covered
Person and seek Preclearance to engage in the transaction described below:


Acquisition or Disposition (circle one)

Name of Account:                    ____________________________________________
Account Number:                     ____________________________________________
Date of Request:                    ____________________________________________
Security:                           ____________________________________________
Amount or # of Shares:              ____________________________________________
Broker:                             ____________________________________________
If the transaction involves a Security that is not publicly traded, a description of proposed transaction, source of investment opportunity and any potential conflicts of interest:




I hereby certify that, to the best of my knowledge, the transaction described herein is not prohibited by the Funds' Code of Ethics dated June 23, 2000 and that the opportunity to engage in the transaction did not arise by virtue of my activities on behalf of any Client.

Signature: ______________________________________
Print Name:

Approved or Disapproved (Circle One)

Date of Approval:

Signature: ______________________________________
Print Name:

If approval is granted, please forward this form to the trading desk (or if a third party broker is permitted, to the Designated Supervisory Person) for immediate execution.

                                                                      Exhibit C

                         BOULDER TOTAL RETURN FUND, INC.
                       BOULDER GROWTH & INCOME FUND, INC.

                             INITIAL HOLDINGS REPORT


Report Submitted by:__________________________________________________________
                                     Print Your Name

                  The following table supplies the information required by
Section IV(B) of the Code of Ethics dated June 23, 2000 for the period specified below.


Securities (Name    Quantity of         Price Per        Name of the Broker/Dealer         Nature of
and Symbol)         Securities          Share or Other   with or through whom the          Ownership of
                                        Unit             Securities are Held               Securities






To the extent specified above, I hereby disclaim beneficial ownership of any security listed in this Report or in brokerage statements or transaction confirmations provided by you.

-  -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT FOR THE PERIOD OF __________, _____ THROUGH ____________, _____.


Signature:        _________________________

Position:         _________________________

                        Date: _________________________

                                                                       Exhibit D

                         BOULDER TOTAL RETURN FUND, INC.
                       BOULDER GROWTH & INCOME FUND, INC.

                          QUARTERLY TRANSACTION REPORT


Report Submitted by: _____________________________________________________
                                       Print Your Name

                  This transaction report (the "Report") is submitted pursuant to Section IV(B) of the Code of Ethics of the Fund and supplies information with respect to transactions in any Security in which you may be deemed to have, or by reason of such transaction acquire, any direct or indirect beneficial ownership interest for the period specified below. If you were not employed by us during this entire period, amend the dates specified below to cover your period of employment.

                  Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics dated June 23, 2000.

                  If you have no reportable transactions, sign and return this page only. If you have reportable transactions, complete, sign and return page 2 and any attachments.

-  -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


                  I HAD NO REPORTABLE SECURITIES TRANSACTIONS DURING THE PERIOD __________, 2000 THROUGH _________, _______. I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.


Signature:        _________________________

Position:         _________________________

Date: _________________________

                         BOULDER TOTAL RETURN FUND, INC.
                       BOULDER GROWTH & INCOME FUND, INC.

                          QUARTERLY TRANSACTION REPORT


Report Submitted by:__________________________________________________________
                                     Print Your Name

                  The following table supplies the information required by Section ^ IV(C) of the Code of Ethics dated June 23, 2000 for the period specified below. Transactions reported on brokerage statements or duplicate confirmations actually received by the Designated Supervisory Person do not have to be listed although it is your responsibility to make sure that such statements or confirmations are complete and have been received in a timely fashion.


 Securities       Date of         Whether Purchase,   Quantity of   Price Per Share   Name of the        Nature of
 (Name and        Transaction     Sale, Short Sale,   Securities    or                Broker/Dealer      Ownership of
                  -----------                         ------------
 Symbol)                          or Other Type of                  Other Unit        with or through    Securities
 --------                                                           -----------                          ----------
                                  Disposition or                                      whom the
                                  Acquisition                                         Transaction
                                                                                      Was Effected








                  To the extent specified above, I hereby disclaim beneficial ownership of any security listed in this Report or in brokerage statements or transaction confirmations provided by you.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


                  I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT FOR THE PERIOD OF _________, ____ THROUGH
-----------, -----.


Signature:        _________________________

Position:         _________________________

Date: _________________________

                                                                      Exhibit E

                         BOULDER TOTAL RETURN FUND, INC.
                       BOULDER GROWTH & INCOME FUND, INC.

                             ANNUAL HOLDINGS REPORT

Report Submitted by:__________________________________________________________
                                  Print Your Name

                  The following table supplies the information required by
Section IV(B) of the Code of Ethics dated June 23, 2000 for the period specified below.


Securities (Name    Quantity of         Price Per        Name of the Broker/Dealer         Nature of
and Symbol)         Securities          Share or Other   with or through whom the          Ownership of
    ----------      --------------      Unit             Transaction was Effected          Securities







         To the extent specified above, I hereby disclaim beneficial ownership of any security listed in this Report or in brokerage statements or transaction confirmations provided by you.

-  -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

         I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT FOR THE PERIOD OF __________, ____ THROUGH ____________,
-----.


Signature:        _________________________

Position:         _________________________

Date: _________________________

                                                                      Exhibit F

                         BOULDER TOTAL RETURN FUND, INC.
                       BOULDER GROWTH & INCOME FUND, INC.

                     ANNUAL CERTIFICATION OF CODE OF ETHICS



                  I (a Covered Person) hereby certify that I have read and understood the Code of Ethics of Boulder Total Return Fund, Inc. dated June 23, 2000 and recognize that I am subject to its provisions. In addition, I hereby certify that I have complied with the requirements of the Code of Ethics and that I have disclosed or reported all personal Securities transactions required to be disclosed or reported under the Code of Ethics.



Signature:        _________________________

Position:         _________________________

Date:             ____________________________